Exhibit 10.1

SETTLEMENT AGREEMENT

This Settlement Agreement (this “Agreement”), dated as of February 6th, 2013, is made by and among Avantair, Inc., a Delaware corporation (the “Company”), and David M. Greenhouse, Special Situations Fund III QP, L.P., Special Situations Cayman Fund, L.P. and Special Situations Private Equity Fund, L.P. (the “Holders”).

WHEREAS, the Holders are party to the Registration Rights Agreement dated as of October 16, 2009 (the “2009 Registration Rights Agreement”) by and among the Company, the Investors (as defined therein), and EarlyBird Capital, LLC;

WHEREAS, pursuant to the 2009 Registration Rights Agreement, the Company is obligated to pay to the Holders liquidated damages in amounts calculated pursuant to the 2009 Registration Rights Agreement in certain circumstances;

WHEREAS, the Company and the Holders have agreed that the Company owes the Holders an aggregate of $1,055,537.05 (the “Amount Due”) under the 2009 Registration Rights Agreement as of the date hereof;

WHEREAS, the Holders have agreed that, they will accept senior secured convertible promissory notes of the Company in the form attached hereto as Exhibit A in the aggregate principal amount of $1,055,537.05 (the “Notes”), and warrants to purchase an aggregate of 4,222,148 shares of the Company’s common stock, $0.0001 per share (the “Common Stock”), in the form attached hereto as Exhibit B (the “Warrants”, and together with the Notes, the “Securities”) in payment in full of the Amount Due;

WHEREAS, the Notes shall be secured by a first priority, perfected lien in and security interest on the Collateral (as defined in the Security Agreement) pursuant to that certain Security Agreement dated as of November 30, 2012 by and between the Company and Barry Gordon, as collateral agent (the “Security Agreement”);

WHEREAS, the issuance of the Notes and Warrants is based on a unit price of $0.25 per unit consisting of a Note convertible into one share of Common Stock and a Warrant to purchase one share of Common Stock with an exercise price of $0.50 per share;

WHEREAS, in consideration of the payment of the Amount Due, the Holders have agreed to toll until March 15, 2013 any additional liquidated damages that would otherwise accrue under the 2009 Registration Rights;

WHEREAS, the shares of Common Stock issuable upon conversion of the Notes and the shares of Common Stock issuable upon the exercise of the Warrants shall be subject to certain registration rights pursuant to that certain Registration Rights Agreement, dated of even date herewith, by and among the Company and the Holders in the form attached hereto as Exhibit C (the “Registration Rights Agreement”); and

WHEREAS, this Agreement, the Notes, the Warrants, the Security Agreement and the Registration Rights Agreement are referred to herein as the “Transaction Documents”; and

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holders mutually agree as follows. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Notes.

ARTICLE 1

PURCHASE OF NOTES AND WARRANTS

1.1 Issuance of Securities.

(a) Securities. No later than the close of business on the date hereof, the Company shall issue to each of the Holders, the Securities in the respective amounts set forth opposite each such Holder’s name on Annex I in payment in full of the portion of the Amount Due owing to such Holder. Such Securities shall be registered in such name of names as each Holder may designate.

(b) Tolling. In consideration of the issuance of the Securities and the other covenants set forth herein, each Holder hereby irrevocably and unconditionally agrees that no further liquidated damages shall accrue under the 2009 Registration Rights Agreement prior to March 15, 2013 (the “Toll-End Date”). From and after the Toll-End Date, the provisions of the 2009 Registration Rights Agreement shall continue in full force and effect. For the avoidance of doubt, the Company shall not be obligated to pay liquidated damages to the Holders pursuant to the 2009 Registration Rights Agreement for the period commencing on the date hereof and ending on the Toll-End Date.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each of the Holders as follows.

2.1 Organization, Qualifications and Corporate Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to execute, deliver and perform the Transaction Documents to which it is a party and to issue, sell and deliver the Securities; provided that the Company may not have a sufficient number of authorized and unreserved shares of Common Stock to issue and deliver the shares of Common Stock issuable upon conversions of the Notes (the “Note Shares”) and to issue and deliver the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”), in which case, the Company would need to seek stockholder approval to increase the number of authorized shares of Common Stock in order to satisfy its obligations to deliver Note Shares and Warrant Shares.

2.2 Authorization of Agreements, Etc.

(a) The execution and delivery by the Company of the Transaction Documents to which it is a party, the performance by the Company of its obligations thereunder, the issuance, sale and delivery of the Securities have been duly authorized by all requisite corporate action.

(b) The Transaction Documents have been duly authorized, executed, issued and delivered and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c) Except for the approval of the Proposal (as defined in Section 4.2) by its stockholders and the filing of the Certificate of Amendment as contemplated in Section 4.2, the execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods.

(d) The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Certificate of Incorporation or the Company’s Bylaws, both as in effect on the date hereof (true and complete copies of which have been filed on EDGAR), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any subsidiary of the Company or any of their respective assets or properties, or (b) any agreement or instrument to which the Company or any subsidiary of is a party or by which the Company or a subsidiary is bound or to which any of their respective assets or properties is subject.

(e) Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

(f) Neither the Company nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the Act.

(g) The offer and sale of the Securities to the Holders as contemplated hereby is exempt from the registration requirements of the Act.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE HOLDERS

Each Holder, severally and not jointly, represents and warrants to the Company that:

3.1 Holder is an “accredited investor” as defined by Rule 501 of Regulation D (“Regulation D”), promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and Holder is capable of evaluating the merits and risks of its investment in the Securities and has the ability and capacity to protect its interests.

3.2 Holder understands that the Securities, the Note Shares issuable upon conversion of Notes and the Warrant Shares issuable upon exercise of Warrants have not been registered under the Act on the ground that the issuance thereof is exempt under Section 4(2) of the Act and/or Regulation D as a transaction by an issuer not involving any public offering and that, in the view of the Commission, the statutory basis for the exception claimed would not be present if any of the representations and warranties of Holder contained in this Agreement are untrue or, notwithstanding the Holder’s representations and warranties, the Holder currently has in mind acquiring any of the Securities, Notes Shares or Warrant Shares for resale upon the occurrence or non-occurrence of some predetermined event.

3.3 Holder is acquiring the Securities and, in the event that the Holder should acquire any Note Shares issuable upon conversion of Notes or Warrant Shares issuable upon exercise of Warrants, will be acquiring such Note Shares or such Warrant Shares, as applicable, as principal for its own account, and not for the benefit of any other Person, for investment purposes and not with a view to distribution or resale in violation of the Act and such Holder has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Act without prejudice, however, to such Holder’s right at all times to sell or otherwise dispose of all or any part of such Securities, Note Shares and/or Warrant Shares in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities, the Note Shares and/or the Warrant Shares for any period of time.

3.4 Holder confirms that Holder has had the opportunity to ask questions of, and receive answers from, the Company or any authorized Person acting on its behalf concerning the Company and its business and to obtain any additional information, to the extent possessed by the Company (or to the extent it could have been acquired by the Company without unreasonable effort or expense). In connection therewith, Holder acknowledges that Holder has had the opportunity to discuss the Company’s business, management and financial affairs with the Company’s management or any authorized Person acting on its behalf. Neither such inquiries nor any other due diligence investigation conducted by such Holder shall modify, limit or otherwise affect such Holder’s right to rely on the Company’s representations and warranties contained in this Agreement and the other Transaction Documents.

3.5 Holder has all requisite legal and other power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

This Agreement constitutes a valid and legally binding obligation of Holder enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

3.6 Holder has carefully considered and has discussed with its legal, tax, accounting and financial advisors, to the extent the Holder has deemed necessary, the suitability of this investment and the transactions contemplated by this Agreement for the Holder’s particular federal, state, local and foreign tax and financial situation and has independently determined that this investment and the transactions contemplated by this Agreement are a suitable investment for the Holder. Holder understands that it (and not the Company) shall be responsible for Holder’s own tax liability that may arise as a result of the investment in the Securities or the transactions contemplated by this Agreement.

3.7 Holder acknowledges that an investment in the Securities is speculative and involves a high degree of risk and that Holder can bear the economic risk of the acceptance of such Securities, including a total loss of its investment. Holder recognizes and understands that no federal, state, or foreign agency has recommended or endorsed the purchase of the Securities. Holder acknowledges that it has such knowledge and experience in financial and business matters that Holder is capable of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision with respect thereto.

3.8 Because of the legal restrictions imposed on resale or transfer of the Securities, Holder understands that the Company shall have the right to note stop-transfer instructions in its records to the extent and for such period as may be reasonably required for compliance with applicable securities laws, and Holder has been informed of the Company’s intention to do so. Any sales, transfers, or other dispositions of the Securities by Holder, if any, will be made in compliance with the Act and any other applicable securities laws, and all applicable rules and regulations promulgated thereunder and the terms of this Agreement.

3.9 The residency of Holder (or, in the case of a partnership, limited liability company or corporation, such entity’s principal place of business) is correctly set forth below Holder’s name on Annex I.

ARTICLE 4

COVENANTS

4.1 Removal of Legends. In connection with any sale or disposition of the Securities, the Note Shares and/or the Warrant Shares by an Holder pursuant to Rule 144 or pursuant to any other exemption under the Act such that the purchaser acquires freely tradable shares and upon compliance by the Holder with the requirements of this Agreement, the Company shall or, in the case of Common Stock, shall cause the transfer agent for the Common Stock (the “Transfer Agent”) to issue replacement certificates representing the securities sold or disposed of without restrictive legends. Upon the earlier of (i) registration for resale pursuant to the Registration Rights Agreement or (ii) the securities becoming freely tradable by a non-affiliate pursuant to Rule 144 the Company shall (A) deliver to the Transfer Agent irrevocable instructions that the

Transfer Agent shall reissue a certificate representing shares of Common Stock without legends upon receipt by such Transfer Agent of the legended certificates for such shares, together with either (1) a customary representation by the Holder that Rule 144 applies to the shares of Common Stock represented thereby or (2) a statement by the Holder that such Holder has sold the shares of Common Stock represented thereby in accordance with the Plan of Distribution contained in the Registration Statement, and (B) cause its counsel to deliver to the Transfer Agent one or more blanket opinions to the effect that the removal of such legends in such circumstances may be effected under the Act. From and after the earlier of such dates, upon an Holder’s written request, the Company shall promptly cause certificates evidencing the Holder’s Securities to be replaced with certificates which do not bear such restrictive legends, and Note Shares subsequently issued upon due conversion of the Notes and Warrant Shares subsequently issued upon due exercise of the Warrants shall not bear such restrictive legends provided the provisions of either clause (i) or clause (ii) above, as applicable, are satisfied with respect to such Note Shares and Warrant Shares, as applicable. When the Company is required to cause an unlegended certificate to replace a previously issued legended certificate, if: (1) the unlegended certificate is not delivered to an Holder within three (3) Business Days of submission by that Holder of a legended certificate and supporting documentation to the Transfer Agent as provided above and (2) prior to the time such unlegended certificate is received by the Holder, the Holder, or any third party on behalf of such Holder or for the Holder’s account, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares represented by such certificate (a “Buy-In”), then the Company shall pay in cash to the Holder (for costs incurred either directly by such Holder or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceeds the proceeds received by such Holder as a result of the sale to which such Buy-In relates. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In

4.2 Stockholder’s Consent; Share Increase.

(a) The Holders hereby irrevocable consent to an increase in the authorized number of shares of Common Stock from 75,000,000 to 175,000,000 (the “Share Increase”). The Company shall use its commercially reasonable efforts to obtain such additional consents from stockholders of the Company as shall be necessary to approve the Share Increase pursuant to the requirements of applicable law and the terms of the Company’s Certificate of Incorporation and Bylaws.

(b) Promptly following the execution and delivery of this Agreement but no later than March 23, 2013, the Company shall prepare and file with the SEC an information statement, disclosing that it intends to effect the Share Increase and that the requisite stockholders of the Company have irrevocably consented to the Share Increase in accordance with applicable law and the Company’s Certificate of Incorporation and Bylaws and otherwise meeting the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and the rules and regulations promulgated thereunder (the “Information Statement”) and, after receiving and promptly responding to any comments of the SEC thereon, shall promptly mail such Information Statement to the stockholders of the Company not less than 20 calendar days prior to the effective date of the Share Increase (the “Share Increase Effective Date”), or such longer period as may be required by applicable law or the Company’s Certificate of Incorporation or Bylaws. Each Holder shall promptly furnish in writing to the Company such information relating to such Holder and its investment in the Company as the Company may reasonably request for inclusion in the Information Statement. The Company will comply with Section 14(c) of the 1934 Act and the rules and regulations promulgated thereunder in connection with the preparation and mailing of the Information Statement, and the Information Statement shall not, as of the date that the Information Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders, or at the Share Increase Effective Date, contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the same subject matter which has become false or misleading. If the Company should discover at any time prior to the Share Increase Effective Date, any event relating to the Company or any of its subsidiaries or any of their respective affiliates, officers or directors that is required to be set forth in a supplement or amendment to the Information Statement, in addition to the Company’s obligations under the 1934 Act, the Company will promptly inform the Holders thereof.

(c) No later than two Business Days following the earliest date that the Company can effect the Share Increase in accordance with applicable law, the Company’s Certificate of Incorporation and Bylaws and the provisions of Section 14(c) of the 1934 Act and the rules and regulations promulgated thereunder, the Company shall prepare and file with the Secretary of State of the State of Delaware an amendment to the Company’s Certificate of Incorporation effecting the Share Increase.

(d) If the Share Increase Effective Date does not occur on or prior to May 17, 2013 (the “Share Increase Deadline”), the Company will make pro rata payments to each Holder, as liquidated damages and not as a penalty, in an amount equal to 1.5% of the aggregate Amount Due to such Holder hereunder for each 30-day period or pro rata for any portion thereof following the Share Increase Deadline until the Share Increase Effective Date occurs. Such payments shall constitute the Holders’ exclusive monetary remedy for such events, but shall not affect the right of the Holders to seek injunctive relief. Such payments shall be made to each Holder in cash no later than three (3) Business Days after the end of each 30-day period.

4.3 Reservation of Common Stock. From and after the Share Increase Effective Date, the Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the conversion of the Notes and the exercise of the Warrants, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the conversion of the Notes and the exercise of the Warrants in accordance with their respective terms.

4.4 Amendment to Security Agreement. No later than the close of business on the date hereof, the Company shall deliver to the Holders an amendment or supplement to the Security Agreement in form and substance satisfactory to the Holders and their counsel pursuant to which the obligations of the Company hereunder and under the Transaction Documents will be “Obligations” under the Security Agreement and entitled to the first priority liens in and security interests on the Collateral to the same extent as the other Obligations secured thereby.

ARTICLE 5

MISCELLANEOUS

5.1 Expenses. The Company and the Holders shall each bear their own costs and expenses, including without limitation legal fees and expenses, incurred in connection with the negotiation of this Agreement and the other Transaction Documents. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

5.2 Further Assurances. The Company shall duly execute and deliver, or cause to be duly executed and delivered, at its own cost and expense, such further instruments and documents and to take all such action, in each case as may be necessary or proper in the reasonable judgment of the Holders to carry out the provisions and purposes of this Agreement and the other Transaction Documents.

5.3 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any party hereto, the execution and delivery of this Agreement and the closing of the transactions contemplated hereby.

5.4 Successors and Assigns. This Agreement shall bind and inure to the benefit of the Company and the Holders and their respective successors and permitted assigns. Subject to applicable federal and state securities laws and regulations, the Holders may freely assign either this Agreement or any of their rights, interests, or obligations hereunder without the prior written approval of the Company.

5.5 Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto (including the other Transaction Documents) which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

5.6 Notices. All notices, requests, demands, claims, consents and other communications delivered hereunder (whether or not required to be delivered hereunder) shall be deemed to be sufficient and duly given if contained in a written instrument (a) personally delivered, (b) sent by fax, (c) sent by nationally-recognized overnight courier guaranteeing next business day delivery or (d) sent by first class registered or certified mail, postage prepaid, return receipt requested, in each case addressed as follows:

(i) if to the Company, to:

Avantair, Inc.

4311 General Howard Drive

Clearwater, Florida 33762

Attention: Chief Executive Officer

Fax: (727) 216-0036

with a copy to:

Michael L. Fantozzi, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

Fax: (617) 542-2241

and

(ii) if to a Holder, to him, her or it at his, her or its address set forth on Annex I hereto.

or to such other address as the party to whom such notice or other communication is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (A) when delivered, if personally delivered, (B) when sent, if sent by telecopy on a business day (or, if not sent on a business day, on the next business day after the date sent by telecopy), (C) on the next business day after dispatch, if sent by nationally recognized, overnight courier guaranteeing next business day delivery, and (D) on the fifth (5th) business day following the date on which the piece of mail containing such communication is posted, if sent by mail.

5.7 Amendments, Modifications, Terminations and Waivers. Provisions of this Agreement and the Securities may be amended, modified, terminated or waived only by the written consent of the Company and holders of at least a majority of the aggregate principal amount of the Notes then outstanding.

5.8 Governing Law; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

5.9 No Third Party Reliance. Anything contained herein to the contrary notwithstanding, the representations and warranties of the Company contained in this Agreement (a) are being given by the Company as an inducement to the Holders to enter into this Agreement and the other Transaction Documents (and the Company acknowledges that the Holders have expressly relied thereon) and (b) are solely for the benefit of the Holders. Accordingly, no third party (including, without limitation, any holder of capital stock of the Company) or anyone acting on behalf of any holder thereof other than the Holders, and each of them, shall be a third-party or other beneficiary of such representations and warranties and no such third party shall have any rights of contribution against the Holders or the Company with respect to such representations or warranties or any matter subject to or resulting in indemnification under this Agreement or otherwise.

5.10 Publicity. Neither the Holders nor the Company shall issue any press release or make any public disclosure regarding the transactions contemplated hereby unless such press release or public disclosure is approved by the Company in advance. Notwithstanding the foregoing, each of the parties hereto may, in documents required to be filed by it with the Commission or other regulatory bodies, make such statements with respect to the transactions contemplated hereby as each may be advised by counsel is legally necessary or advisable.

5.11 Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as to not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

5.12 Independence of Agreements, Covenants, Representations and Warranties. All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder. The annexes and exhibits attached hereto are hereby made part of this Agreement in all respects.

5.13 Counterparts; Facsimile and Electronic Signatures. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Counterpart signatures to this Agreement delivered by facsimile or other electronic transmission shall be acceptable and binding.

5.14 Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

5.15 Appointment. The Holders by their acceptance of the benefits of this Agreement and the Security Agreement, hereby designate Barry Gordon (or if a successor Collateral Agent has been appointed under the Security Agreement, hereby designate such successor) as the Collateral Agent (as defined in the Security Agreement) to act as specified in the Security Agreement. Each Holder shall be deemed irrevocably to authorize the Collateral Agent to take such action on its behalf under the provisions of the Security Agreement and to exercise such powers and to perform such duties thereunder as are specifically delegated to or required of the Collateral Agent by the terms thereof and such other powers as are reasonably incidental thereto. The Collateral Agent may perform any of its duties thereunder by or through its agents or employees.

*        *        *         *        *

IN WITNESS WHEREOF, each of the undersigned has duly executed this Note and Warrant Purchase Agreement as of the date first written above.

AVANTAIR, INC.

By:	/s/ Stephen M. Wagman
	Name:	Stephen M. Wagman
	Title:	President

IN WITNESS WHEREOF, each of the undersigned has duly executed this Note and Warrant Purchase Agreement as of the date first written above.

WITNESS:	DAVID M. GREENHOUSE

/s/ David M. Greenhouse

WITNESS:	SPECIAL SITUATIONS FUND III QP, L.P.
SPECIAL SITUATIONS CAYMAN FUND, L.P.
SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P.

	By:	/s/ David M. Greenhouse
David M. Greenhouse, General Partner

ANNEX I

Schedule of Holders

Holders (Holder Name, Address and Contact Information)	Purchase Price (Principal Amount of Note)	Warrant Shares
DAVID M. GREENHOUSE	$66,498.83	265,995
527 Madison Avenue Suite 2600 New York, NY 10022 (212) 319-6670

SPECIAL SITUATIONS FUND III QP, L.P.	$618,122.50	2,472,490
527 Madison Avenue Suite 2600 New York, NY 10022 (212) 319-6670

SPECIAL SITUATIONS CAYMAN FUND, L.P.	$206,040.83	824,163
527 Madison Avenue Suite 2600 New York, NY 10022 (212) 319-6670

SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P.	$164,874.89	659,500
527 Madison Avenue Suite 2600 New York, NY 10022 (212) 319-6670

Total	$1,055,537.05	4,222,148

EXHIBIT A

Form of Senior Secured Convertible Promissory Note

(See attached)

EXHIBIT B

Form of Warrant to Purchase Shares of Common Stock

(See attached)

EXHIBIT C

Form of Registration Rights Agreement

(See attached)